Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Noelle Faris Investor Relations Akamai Technologies 617-444-4676 nfaris@akamai.com

AKAMAI REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

•	Revenue grew to $197.3 million, up 22 percent year-over-year

•	GAAP net income was $33.4 million, up 37 percent year-over-year, or $0.18 per diluted share

•	Normalized net income* was $74.2 million, up 19 percent year-over-year, or $0.40 per diluted share

CAMBRIDGE, Mass. – October 30, 2008 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leader in powering rich media, dynamic transactions and enterprise applications online, today reported financial results for the third quarter ended September 30, 2008. Revenue for the third quarter 2008 was $197.3 million, a 22 percent increase over third quarter 2007 revenue of $161.2 million, and a two percent increase over second quarter 2008 revenue of $194.0 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the third quarter of 2008 was $33.4 million, or $0.18 per diluted share.

The Company generated normalized net income* of $74.2 million, or $0.40 per normalized diluted share*, in the third quarter of 2008, a 19 percent improvement over 2007 third quarter normalized earnings of $62.4 million, or $0.34 per diluted share, and down slightly compared to the second quarter 2008 normalized net income of $76.5 million, or $0.41 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

“We delivered solid earnings and revenue growth in an increasingly difficult environment, and year-to-date we’ve generated a quarter of a billion dollars in cash flow from operations,” said Paul Sagan, president and CEO of Akamai. “We continued to experience strong growth in our newer solutions, such as application performance services and dynamic site acceleration, and we’re excited about the introduction of Akamai’s Advertising Decision Solutions product line complemented by the announcement of the pending acquisition of acerno.”

Adjusted EBITDA* for the third quarter of 2008 was $90.5 million, a 26 percent increase over third quarter 2007 adjusted EBITDA of $71.9 million, and down two percent from the second quarter 2008 adjusted EBITDA of $92.7 million. Adjusted EBITDA margin* for the third quarter was 46 percent, a one point improvement over the third quarter of last year. (*See Use of Non-GAAP Financial Measures below for definitions.)

Cash from operations was $93 million in the third quarter of 2008. Year to date cash from operations was $251 million, an increase of 52 percent over the same period last year. At the end of the third quarter of 2008, the Company had approximately $789 million in cash, cash equivalents and marketable securities.

The Company had approximately 169 million shares of common stock outstanding as of September 30, 2008.

Customers

The number of customers under long-term services contracts at the end of the third quarter increased by 83 to a record 2,808.

Sales through resellers and sales outside the United States accounted for 17 percent and 26 percent, respectively, of revenue for the third quarter 2008.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-800-561-2813 (or 1-617-614-3529 for international calls) and using passcode No. 24912844. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 92182435.

The Akamai Difference

Akamai® provides market-leading managed services for powering rich media, dynamic transactions, and enterprise applications online. Having pioneered the content delivery market one decade ago, Akamai’s services have been adopted by the world’s most recognized brands across diverse industries. The alternative to centralized Web infrastructure, Akamai’s global network of tens of thousands of distributed servers provides the scale, reliability, insight and performance for businesses to succeed online. Akamai has transformed the Internet into a more viable place to inform, entertain, advertise, interact, and collaborate. To experience The Akamai Difference, visit www.akamai.com.

Financial Statements

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	September 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$142,022	$145,078
Marketable securities	155,933	400,580
Restricted marketable securities	3,460	511
Accounts receivable, net	126,934	118,944
Prepaid expenses and other current assets	34,791	29,929

Current assets	463,140	695,042
Marketable securities	487,133	84,237
Restricted marketable securities	153	3,102
Property and equipment, net	174,469	134,546
Goodwill and other intangible assets, net	438,891	449,137
Other assets	5,964	4,520
Deferred income tax assets, net	231,107	285,463

Total assets	$1,800,857	$1,656,047

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$72,844	$74,773
Other current liabilities	10,512	13,602

Current liabilities	83,356	88,375
Other liabilities	11,513	9,265
Convertible notes	199,855	199,855

Total liabilities	294,724	297,495
Stockholders’ equity	1,506,133	1,358,552

Total liabilities and stockholders’ equity	$1,800,857	$1,656,047

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
Revenues	$197,347	$194,004	$161,240	$578,370	$453,168

Costs and operating expenses:
Cost of revenues * †	56,659	53,688	43,811	161,922	118,050
Research and development *	9,943	9,519	11,408	28,766	33,675
Sales and marketing *	42,027	41,188	36,671	119,159	111,159
General and administrative * †	33,776	33,803	30,744	100,845	88,001
Amortization of other intangible assets	3,173	3,491	2,835	10,254	8,579
Restructuring benefit	—	—	—	—	(178)

Total costs and operating expenses	145,578	141,689	125,469	420,946	359,286

Operating income	51,769	52,315	35,771	157,424	93,882

Interest income, net	(4,994)	(4,780)	(5,913)	(17,105)	(15,888)
Loss on early extinguishment of debt	—	—	2	—	3
Gain on investments, net	(1)	(64)	(1)	(273)	(1)
Other (income) expense, net	(154)	970	(1,273)	340	(497)

Income before provision for income taxes	56,918	56,189	42,956	174,462	110,265
Provision for income taxes	23,558	21,855	18,692	69,857	45,176

Net income	$33,360	$34,334	$24,264	$104,605	$65,089

Net income per share:
Basic	$0.20	$0.21	$0.15	$0.63	$0.40
Diluted	$0.18	$0.19	$0.13	$0.56	$0.36

Shares used in per share calculations:
Basic	168,474	167,417	165,474	167,283	163,947
Diluted	187,769	187,641	185,106	188,175	185,212

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$614	$599	$896	$1,779	$2,482
Research and development	2,765	2,662	4,095	7,875	12,015
Sales and marketing	6,949	7,104	6,810	19,002	20,108
General and administrative	3,794	6,632	5,108	13,714	16,342

Total stock-based compensation	$14,122	$16,997	$16,909	$42,370	$50,947

Depreciation and amortization:
Network-related depreciation	$17,365	$16,719	$13,591	$49,483	$36,046
Capitalized stock-based compensation amortization	1,118	1,014	537	2,993	1,126
Other depreciation and amortization	2,914	2,187	2,279	7,898	5,917
Amortization of other intangible assets	3,173	3,491	2,835	10,254	8,579

Total depreciation and amortization	$24,570	$23,411	$19,242	$70,628	$51,668

Capital expenditures:
Purchases of property and equipment	$30,286	$24,032	$18,345	$76,229	$71,466
Capitalized internal-use software	6,142	6,278	4,981	18,721	13,095
Capitalized stock-based compensation	1,867	1,920	1,551	5,458	4,362

Total capital expenditures	$38,295	$32,230	$24,877	$100,408	$88,923

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$43,059	$58,548	$62,010	$155,193	$131,482

End of period statistics:
Number of customers under recurring contract	2,808	2,725	2,616
Number of employees	1,555	1,471	1,287
Number of deployed servers	40,635	36,148	28,301

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
Cash flows from operating activities:
Net income	$33,360	$34,334	$24,264	$104,605	$65,089

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	24,780	23,621	19,452	71,258	52,299
Stock-based compensation	14,122	16,997	16,909	42,370	50,947
Provision for deferred income taxes, net	22,434	20,735	16,540	66,386	41,678
Excess tax benefits from stock-based compensation	(751)	(7,005)	(2,338)	(11,033)	(18,311)
Losses (gains) on investments and disposal of property and equipment, net	16	(32)	(4)	(287)	36
Provision for doubtful accounts	610	383	944	1,346	2,053
Non-cash portion of loss on early extinguishment of debt	—	—	2	—	3
Non-cash portion of restructuring benefit	—	—	—	—	(178)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,184)	(3,636)	(9,054)	(10,892)	(20,551)
Prepaid expenses and other current assets	607	(6,684)	(2,192)	(8,208)	(7,625)
Accounts payable, accrued expenses and other current liabilities	7,074	(7,179)	10,975	(1,033)	(4,128)
Accrued restructuring	(4)	(379)	(1,049)	(547)	(2,545)
Deferred revenue	(3,432)	(1,423)	859	(2,333)	3,973
Other noncurrent assets and liabilities	(414)	62	1,479	(611)	2,695

Net cash provided by operating activities	93,218	69,794	76,787	251,021	165,435

Cash flows from investing activities:
Cash of acquired businesses	—	—	—	—	7,875
Purchases of property and equipment and capitalization of internal-use software costs	(36,428)	(30,310)	(23,326)	(94,950)	(84,561)
Proceeds from sales and maturities of short- and long-term marketable securities	40,641	95,349	93,335	290,456	249,418
Purchases of short- and long-term marketable securities	(121,096)	(198,277)	(102,716)	(479,555)	(308,826)
Proceeds from the sale of property and equipment	2	7	9	76	9
Decrease in restricted investments held for security deposits	—	—	723	—	723

Net cash used in investing activities	(116,881)	(133,231)	(31,975)	(283,973)	(135,362)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	1,670	13,623	4,835	19,802	22,586
Excess tax benefits from stock-based compensation	751	7,005	2,338	11,033	18,311
Payments on capital leases	—	—	—	—	(23)

Net cash provided by financing activities	2,421	20,628	7,173	30,835	40,874

Effects of exchange rate changes on cash and cash equivalents	(2,153)	(269)	657	(939)	1,262

Net (decrease) increase in cash and cash equivalents	(23,395)	(43,078)	52,642	(3,056)	72,209
Cash and cash equivalents, beginning of period	165,417	208,495	100,162	145,078	80,595

Cash and cash equivalents, end of period	$142,022	$165,417	$152,804	$142,022	$152,804

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest expense, or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, certain gains and losses on investments, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “diluted shares used in normalized net income per share calculation” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized net income to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
Net income	$33,360	$34,334	$24,264	$104,605	$65,089

Amortization of intangible assets	3,173	3,491	2,835	10,254	8,579
Stock-based compensation	14,122	16,997	16,909	42,370	50,947
Amortization of capitalized stock-based compensation	1,118	1,014	537	2,993	1,126
Gain on investments, net	(1)	(64)	(1)	(273)	(1)
Utilization of tax NOLs/credits	22,434	20,735	17,833	66,386	42,971
Loss on early extinguishment of debt	—	—	2	—	3
Restructuring benefit	—	—	—	—	(178)

Total normalized net income:	74,206	76,507	62,379	226,335	168,536

Interest income, net	(4,994)	(4,780)	(5,913)	(17,105)	(15,888)
Provision for income taxes	1,124	1,120	859	3,471	2,205
Depreciation and amortization	20,279	18,906	15,870	57,381	41,963
Other (income) expense, net	(154)	970	(1,273)	340	(497)

Total Adjusted EBITDA:	$90,461	$92,723	$71,922	$270,422	$196,319

Normalized net income per share:
Basic	$0.44	$0.46	$0.38	$1.35	$1.03
Diluted	$0.40	$0.41	$0.34	$1.21	$0.91

Shares used in normalized per share calculations:
Basic	168,474	167,417	165,474	167,283	163,947
Diluted	188,349	188,970	186,767	189,135	187,010

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and expectations with respect to revenue. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, deteriorating macroeconomic conditions, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, inability to realize the benefits of our net operating loss carryforward, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.

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